Hollinger International Files Special Committee Report with
the U.S. District Court in Illinois

Chicago, IL, August 30, 2004 – Hollinger International Inc. (NYSE: HLR) (“the Company”) today announced that the Special Committee of its Board of Directors has filed with the U.S. District Court for the Northern District of Illinois (“the Court”) its Report of findings of its investigation into allegations raised by certain of the Company’s shareholders and other matters uncovered in the course of the Special Committee’s work.

The Company said that the Special Committee filed the Report with the Court consistent with the terms of the Consent Judgment entered into by the Company and the U.S. Securities and Exchange Commission (“SEC”) on January 16, 2004. As previously announced, the Special Committee has filed a lawsuit on the Company’s behalf in the Court against defendants including certain directors and former directors and officers, as well as the Company’s controlling shareholder and its affiliated companies.

Gordon A. Paris, Interim Chairman and Chief Executive Officer and Chairman of the Special Committee, said, “The Report filed today is the result of extensive investigation and analysis by the Special Committee and its advisors. It is an important step forward in our pursuit of restitution for funds and assets inappropriately taken from the Company’s coffers and in our efforts to significantly improve corporate governance at Hollinger International.”

The Company will be filing the full text of the Report as an exhibit to a Form 8-K with the SEC, which is anticipated to be filed tomorrow, Tuesday, August 31, 2004.

The Special Committee’s work, including the retention of Richard C. Breeden & Co. and O’Melveny & Myers LLP, will continue through the conclusion of the litigation based on its investigation.

Hollinger International Inc. is a newspaper publisher with English-language newspapers in North America and Israel. Its assets include The Chicago Sun-Times and a large number of community newspapers in the Chicago area, The Jerusalem Post and The International Jerusalem Post in Israel, as well as a portfolio of new media investments and a variety of other assets.

Cautionary Statement on Forward-Looking Statements: Certain statements made in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project, “will be,” “will continue,” “will likely result,” “is subject to,” or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Hollinger International with the Securities and Exchange Commission, including in its Forms 10 K and 10 Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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Contacts:

US/Canada Media
Molly Morse
Kekst and Company
212-521-4826
molly-morse@kekst.com

UK Media
Jeremy Fielding
Kekst and Company
jeremy-fielding@kekst.com
1-212-521-4825